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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SYNCHRONOSS TECHNOLOGIES, INC.

     SynchronOSS Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

     DOES HEREBY CERTIFY THAT:

     FIRST. The name of this corporation is SynchronOSS Technologies, Inc. and that the corporation was originally incorporated on September 19, 2000 pursuant to the General Corporation Law.

     SECOND. The following resolutions amending and restating the corporation's Certificate of Incorporation were approved by a majority of the outstanding shares of Common Stock by written action in lieu of a meeting and by the corporation's board of directors in accordance with the provisions of Sections 245 and 242 of the General Corporation Law and notice has been given to the non-consenting stockholders in accordance with the provisions of Section 228(d) of the General Corporation Law.

     RESOLVED, that the Certificate of Incorporation of the corporation be and it hereby is amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is SynchronOSS Technologies, Inc. (the "Corporation").

                                   ARTICLE II

     The duration of the corporation shall be perpetual.

                                  ARTICLE III

     The street address and the mailing address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Trust Center.

                                   ARTICLE IV

     The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

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                                   ARTICLE V

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock that the Corporation shall have authority to issue is 35,620,690 shares, consisting solely of 25,000,000 shares of common stock, $0.0001 par value per share, and 10,620,690 shares of preferred stock, $0.0001 par value per share.

     2,000,000 shares of Preferred Stock are hereby designated as "Series 1 Preferred Stock" (the "Series 1 Preferred Stock") and 8,620,690 shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred Stock").

     The relative powers, preferences, and rights, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as set forth below.

     1. DIVIDENDS. In the event funds are available for the payment of dividends and the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), the Corporation also shall declare and pay to the holders of the Series A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     2. LIQUIDATION PREFERENCE.

          (a) Rights on Liquidation. In the event of any liquidation, sale, merger, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the following order of priority shall apply:

               (i) first, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series 1 Preferred Stock, the holders of Common Stock and any other series of Preferred Stock, an amount equal to the sum of $5.80 per share for each share of Series A Preferred Stock then held by such holder plus all accrued or declared but unpaid dividends on such share (as adjusted for any stock dividends, combinations and splits with respect to such shares). If upon a Liquidation Event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive on a pari passu basis;

               (ii) second, the holders of the Series 1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the


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Corporation to the holders of Common Stock, an amount equal to the sum of $6.00 per share for each share of Series 1 Preferred Stock then held by such holder plus all accrued or declared but unpaid dividends on such share (as adjusted for any stock dividends, combinations and splits with respect to such shares). If upon a Liquidation Event the assets and funds thus distributed among the holders of the Series 1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series 1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive on a pari passu basis.

          (b) Distribution of Remaining Assets. After payment to the holders of the Series A Preferred Stock and Series 1 Preferred Stock of the amounts set forth in Section 2(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock based on the number of shares of Common Stock held by each.

          (c) Certain Other Transactions.

               (i) Unless otherwise agreed by the holders of at least 75% of the then outstanding shares of Series A Preferred Stock, for purposes of this
Section 2, a Liquidation Event shall be deemed to be occasioned by, or to include, (A) any transaction or series of transactions which results in the disposition to a single person or group of affiliated persons of greater than fifty percent (50%) of the voting power of the Corporation, (B) any acquisition of the Corporation effected by means of merger, consolidation, share exchange or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its affiliate, other than any such transaction undertaken solely for the purpose of reincorporating the Corporation in a different jurisdiction, or (C) a sale of all or substantially all of the assets of the Corporation.

               (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                         (1) if traded on a securities exchange or through the
Nasdaq National Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                         (2) if actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                         (3) if there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors.


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                    (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

               (iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with and/or such agreement has been reached; or

                    (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

               (iv) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least seventy-five percent (75%) of the voting power of all then outstanding shares of Series A Preferred Stock.

     3. REDEMPTION.

          (a) Redemption. The Corporation shall, if it receives written notice at least thirty (30) days before the date which is five years after the first issuance of shares of Series A Preferred Stock (the "Initial Redemption Date") from the holders of a majority of the then outstanding Series A Preferred Stock, redeem from any source of funds legally available therefor, such shares of Series A Preferred Stock at the Corporation's option by redeeming such shares of Series A Preferred Stock in three equal annual installments beginning on the Initial Redemption Date, and continuing thereafter on the first and second anniversaries of the Initial Redemption Date (the Initial Redemption Date and the first and second anniversaries thereof each being a "Redemption Date"). The Corporation shall effect the redemption under this Section 3(a) by paying in cash an amount per share equal to the original issue price for each such share of Series A Preferred Stock to be redeemed, plus all declared but unpaid dividends on such shares.


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          (b) Number of Shares. The number of shares of Series A Preferred Stock that the Corporation shall be required under this Section 3 to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series A Preferred Stock to be redeemed outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption effected pursuant to this Section 3 shall be made on a pro rata basis among the holders of Series A Preferred Stock to be redeemed based upon the total redemption price applicable to each holder's shares of such Preferred Stock.

          (c) Procedure. At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Preferred Stock irrespective of whether the holders of such shares have requested redemption. Such notice shall be sent to such holders at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the total approximate funds that this Corporation has available to satisfy redemptions as of the date of such notice, the number of shares to be redeemed from such holder, the applicable Redemption Date, the applicable redemption price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 3(d), on or after the applicable Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation, the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (d) Effect on Redemption; Insufficient Funds. From and after an applicable Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of shares of Series A Preferred Stock relating to such Redemption Date (except the right to receive the applicable redemption price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of the total number of shares of Series A Preferred Stock to be redeemed on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the total redemption price applicable to each such holder's shares of Series A Preferred Stock which are subject to redemption on such Redemption Date. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of such shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed. The holder of any shares of Series A


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Preferred Stock to be redeemed that remain unredeemed after the applicable
Redemption Date pertaining to such shares shall be entitled to receive an additional dividend on such unredeemed shares at a rate that is equal to the higher of (i) twelve percent (12%) per annum compounded annually or (ii) five percent (5%) over the applicable adjusted federal rate at the Redemption Date.

     4. EVENT OF NONCOMPLIANCE.

          (a) Definition. An "Event of Noncompliance" shall be deemed to have occurred if the Corporation fails to redeem any shares of Series A Preferred Stock which it is obligated to redeem hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, and such failure continues for a period of five (5) days after written notice from any holder of any such shares of Series A Preferred Stock of such failure.

          (b) Election of Directors. Notwithstanding anything herein or pursuant to agreement or the Bylaws to the contrary, if at any time there has occurred and is continuing an Event of Noncompliance, the holders of the Series A Preferred Stock to be redeemed shall have the exclusive and special right (in addition to any other voting rights), voting together as a single series on a pari passu basis, to elect, at any annual meeting of stockholders, at a special meeting held in place thereof, at a special meeting of the holders of such shares of Series A Preferred Stock called as hereinafter provided, or by written consent, a majority of the members of the Board of Directors.

               (i) At any time after an Event of Noncompliance has occurred and is continuing, the secretary of the Corporation may and, upon written request of holders of record of at least 20% of the shares of each such shares of Series A Preferred Stock then outstanding addressed to him at the principal executive offices of the corporation shall, call a special meeting of the holders of the shares of Series A Preferred Stock affected by the Event of Non-Compliance for the purpose of electing such members of the Board of Directors, such meeting to be held at the registered office of the Corporation, or such other place as such request shall specify, as soon as practicable after the receipt of such request, upon the notice provided by law and the Bylaws of the Corporation for the holding of special meetings of stockholders. If such special meeting shall not be called by the secretary within 3 days after receipt of such request, then the holders of record of at least 20% of the shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such a meeting at the place designated by such holders and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the Corporation for such purpose.

               (ii) Notwithstanding anything herein or pursuant to agreement or the Bylaws to the contrary, at any meeting at which the holders of shares of Series A Preferred Stock affected by the Event of Non-Compliance shall be entitled to elect a majority of the members of the Board of Directors as provided above, the holders of a majority of such shares of Series A Preferred Stock then outstanding present in person or by proxy shall constitute a quorum for the election of such directors, and the vote of the holders of shares representing a majority of the shares of such Series A Preferred Stock, voting together as a single series on a pari passu basis, so present at any such meeting at which there shall be such a quorum shall be sufficient to elect


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such directors. The election of such directors shall automatically increase the number of members of the Board of Directors by the number of directors so elected. Therefore, the number of additional directors to be elected by such holders shall be equal to the total number of directors immediately prior to such election, plus one (e.g., if there were five directors, the number of additional directors would be six). The persons so elected as directors by such holders shall hold office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until there shall be no existing Event of Noncompliance. Upon there ceasing to be any existing Event of Noncompliance or at such time as there are no outstanding shares of Series A Preferred Stock to be redeemed, any directors so elected by such holders shall forthwith cease to be directors of the Corporation, and the number of directorships shall automatically be reduced accordingly. If a vacancy occurs in a directorship elected by such holders, a successor may be appointed by the remaining directors or director so elected by such holders.

               (iii) At any meeting at which the holders of shares of Series A Preferred Stock affected by the Event of Non-Compliance shall be entitled to elect the majority of the members of the Board of Directors as provided above, or any adjournment thereof, (1) the absence of a quorum of the holders of such shares of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of such shares of Series A Preferred Stock, (2) the absence of a quorum of the holders of classes or series of stock entitled to elect directors other than those to be elected by the holders of shares of Series A Preferred Stock affected by the Event of Non-Compliance shall not prevent the election of the directors to be elected by the holders of such shares of Series A Preferred Stock voting separately as a series, (3) in the absence of a quorum of the holders of the shares of Series A Preferred Stock affected by the Event of Non-Compliance, the holders of shares representing a majority of such shares of Series A Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect pursuant to this
Section 4, without notice other than announcement at the meeting, until a quorum shall be present, and (4) in the absence of a quorum of the holders of the classes or series of stock entitled to elect directors other than those elected by the holders of the shares of Series A Preferred Stock affected by the Event of Non-Compliance, the holders of a majority of such classes or series present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

               (iv) At any time after the holders of the shares of Series A Preferred Stock affected by the Event of Non-Compliance shall have become entitled to elect a majority of the Board of Directors pursuant to this Section 4, such holders may do so by a consent in writing setting forth the action so taken, and signed by the holders of shares representing a majority of the shares of such shares of Series A Preferred Stock then outstanding.

          (c) Other Rights. If an Event of Noncompliance exists, each holder of shares of Series A Preferred Stock shall also have any other rights to which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


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          (d) Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to any holder of Series A Preferred Stock upon any Event of Noncompliance hereunder shall impair such right, power or remedy of such holder or shall it be construed to be a waiver of any such Event of Noncompliance, or an acquiescence therein, or of or in any similar Event of Noncompliance thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any Event of Noncompliance theretofore or thereafter occurring.

     5. VOTING RIGHTS.

          (a) Generally. Except as otherwise required by applicable law or as set forth herein, the shares of Series 1 Preferred Stock and Series A Preferred Stock shall be voted equally with the shares of Common Stock (voting together with the shares of Common Stock as a single class) at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as Common Stock, upon the following basis: each holder of one or more shares of Series 1 Preferred Stock and Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and to such number of votes for the shares of Series 1 Preferred Stock and Series A Preferred Stock, as the case may be, held by such holder immediately after the close of business on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of whole shares of Common Stock into which all of his, her or its respective shares of Series 1 Preferred Stock and Series A Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b) Board of Directors. Subject to Section 4, the Board of Directors shall consist of no more than seven (7) members. As long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock, issued as of the Original Series A Issue Date (as defined in Section 6(d)(i)(3)) remain outstanding, the holders of Series A Preferred Stock shall be entitled to elect three (3) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of outstanding Common Stock and Series 1 Preferred Stock, voting together as a single class but without the vote of the Series A Preferred Stock, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors. The holders of Common Stock and Series 1 Preferred Stock, voting together as a single class but without the vote of the Series A Preferred Stock, shall be entitled to nominate the remaining two member(s) of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, such nomination being subject to the approval of the holders of at least a majority of the shares of Series A Preferred Stock.

          (c) Restrictions and Limitations. In addition to any other rights provided by law, and notwithstanding any provision in this Certificate of Incorporation to the contrary, so long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued as of the Original Series A Issue Date remain outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series A Preferred Stock will not:


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               (i) take any action that may alter or change the designations, powers, rights, preferences or privileges, or the qualifications, limitations or restrictions of the Series A Preferred Stock;

               (ii) increase or decrease the authorized number of shares of Series A Preferred Stock, make any new issuance of shares of authorized but unissued Series A Preferred Stock for consideration other than immediately available funds, or create or designate any other series of Preferred Stock;

               (iii) authorize, issue, or become obligated to issue shares of any class or series of stock having any preference, priority, or parity as to dividends, assets or other rights (including without limitation, conversion and redemption) superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize, issue, or become obligated to issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference, priority or parity as to dividends, assets or other rights (including without limitation, conversion and redemption) superior t o or on a parity with any such preference or priority of the Series A Preferred Stock;

               (iv) effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation, merger, share exchange or other combination involving the Corporation or any of its subsidiaries, with any other entity in which more than fifty percent (50%) of the voting power of the Corporation would be disposed of or any reclassification or other change of any stock, or any recapitalization of the Corporation, other than any such transaction undertaken solely for the purpose of reincorporating the Corporation in a different jurisdiction;

               (v) consent to or enter into any agreement for any liquidation, dissolution or winding up of the Corporation;

               (vi) pay any dividend on, redeem or otherwise acquire any shares of Common Stock or series of Preferred Stock junior to or on parity with the Series A Preferred Stock (other than repurchase of Common Stock at cost in connection with termination of employment or service);

               (vii) amend or waive any provision of this Certificate of Incorporation relative to the Series A Preferred Stock in a manner which would adversely affect the Series A Preferred Stock; or

               (viii) change the authorized number of directors of the Corporation, subject to Section 4.

     6. CONVERSION. The holders of the Series 1 Preferred Stock and Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series 1 Preferred Stock and Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock.


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Each share of Series 1 Preferred Stock, and Series A Preferred Stock shall be converted into the number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Conversion Value" per share in effect for the Series 1 Preferred Stock or Series A Preferred Stock, as the case may be, at the time of conversion by the "Conversion Price" per share for the Series 1 Preferred Stock or Series A Preferred Stock, as the case may be. The number of shares of Common Stock into which each share of the Series 1 Preferred Stock or Series A Preferred Stock, as the case may be, is convertible is hereinafter collectively referred to as the "Conversion Rate." The initial Conversion Price per share of Series 1 Preferred Stock shall be $6.00. The initial Conversion Price per share of Series A Preferred Stock shall be $2.90. The initial Conversion Price of the Series A Preferred Stock shall be subject to adjustment as set forth in Section 6(d). The Conversion Value per share of Series 1 Preferred Stock shall be $6.00. The Conversion Value per share of Series A Preferred Stock shall be $2.90. Any accrued or declared but unpaid dividends on the shares of Preferred Stock may at the option of the Corporation be paid in cash or be converted into the number of shares of Common Stock equal to the amount of the accrued or declared but unpaid dividends divided by the Conversion Price per share of Series A Preferred Stock.

          (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate, (i) on the date specified by vote or written consent or agreement of holders of at least fifty percent (50%) of the then-outstanding shares of Series A Preferred Stock, or (ii) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), at a per share offering price of not less than $8.70 (subject to adjustment for any stock dividends, combinations or splits), the aggregate gross proceeds to the Corporation (before deduction for underwriters' discounts and expenses relating to the issuance) of which equal or exceed Twenty Million Dollars ($20,000,000) (a "Qualified IPO").

          (c) Mechanics of Conversion. Before any holder of Series 1 Preferred Stock or Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1 Preferred Stock and Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series 1 Preferred Stock and Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series 1 Preferred Stock and Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series 1 Preferred Stock and Series A Preferred Stock shall not be deemed to have converted


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such Series 1 Preferred Stock and Series A Preferred Stock until immediately prior to the closing of such sale of securities. Notwithstanding that any certificate for Series 1 Preferred Stock and Series A Preferred Stock to be converted in a mandatory conversion shall not have been surrendered as of the date fixed for conversion, each holder of Series 1 Preferred Stock and Series A Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Common Stock issuable to such holder upon conversion.

          (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as set forth below.

               (i) Special Definitions. For purposes of this Section 6(d), the following definitions apply:

                         (1) "Additional Shares of Common Stock" shall mean,

                              (A) with respect to any adjustments required for
the Series A Preferred Stock, all shares of Common Stock issued (or, pursuant to Section 6(d)(iv), deemed to be issued) by the Corporation after the Original Series A Issue Date, other than shares of Common Stock issued or issuable:

                              1) upon conversion of shares of Series 1 Preferred Stock or Series A Preferred Stock;

                              2) shares of Common Stock to employees,
                              consultants, officers or non-employee directors of the Corporation pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements, on terms approved by the Board of Directors, including directors elected by the holders of the Series A Preferred Stock;

                              3) as a dividend or distribution to all holders of Series A Preferred Stock;

                              4) upon the issuance or exercise of warrants to banks and other similar financial institutions, equipment lessors, or other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors, including the directors elected by the Series A Preferred Stock;

                              5) pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board of Directors, including the directors elected by the Series A Preferred Stock;

                              6) in a Qualified IPO; or

                              7) for which adjustment of the Conversion Price is made pursuant to Section 6(e).

                         (2) "Convertible Securities" shall mean any evidences
of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (3) "Original Series A Issue Date" shall mean November
14, 2000.

                         (4) "Options" shall mean rights, options, or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for any share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 6(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series A Preferred Stock in effect on the date of, and immediately prior to, such issue.

               (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, after the Original Series A Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iv)) without consideration or for a consideration per share less than the Conversion Price in effect for the Series A Preferred Stock in effect immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, for the Series A Preferred Stock, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

               (iv) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time, or from time to time, after the Original Series A Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (1) no further adjustments in the Conversion Price of
the Preferred Stock shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (2) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Preferred Stock computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock);

                         (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                              (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Article II(C), Section 5(d)(v)) upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

                         (4) no readjustment pursuant to clause (2) or (3) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (5) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issuance thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                         (6) if any such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date and shall instead be made on the actual date of issuance, if any.

               (v) Determination of Consideration. For purposes of this Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1) Cash and property. Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iv), relating to Options and Convertible Securities shall be determined by dividing:

                              (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (B) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (e) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time, or from time to time, after the Original Series A Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series 1 Preferred Stock and Series A Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 1 Preferred Stock and Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e) above or a merger or other reorganization treated as a liquidation, dissolution or winding up of the Corporation under Section 2(c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 1 Preferred Stock and Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock, or other securities or property, which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 1 Preferred Stock and Series A Preferred Stock immediately before that change.

          (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series 1 Preferred Stock and Series A Preferred Stock against impairment.

          (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 1 Preferred Stock and Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Preferred Stock and Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series 1 Preferred Stock and Series A Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series 1 Preferred Stock and Series A Preferred Stock

          (i) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock (other than by purchase of shares of Common Stock of employees, officers or directors of, or consultants to, the Corporation pursuant to the termination of such person's status as such or pursuant to the Corporation's exercise of rights of first refusal with respect to its shares), whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any re-classification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge, consolidate or effect a share exchange or other combination with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series 1 Preferred Stock and Series A Preferred Stock:

                         (1) at least twenty (20) days' prior written notice of
the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                         (2) in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on mandatory conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (k) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 1 Preferred Stock and Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1 Preferred Stock and Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 1 Preferred Stock and Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

          (l) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Series 1 Preferred Stock and Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 1 Preferred Stock and Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

          (m) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series 1 Preferred Stock and Series A Preferred Stock, shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

     7. INCREASING COMMON STOCK. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding plus the number of shares of Common Stock necessary to allow for the conversion or exercise of all convertible or exercisable securities of the Corporation then outstanding) by an affirmative vote of the holders of a majority of the voting stock of the Corporation voting together as one class.

     8. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as Preferred Stock and all such shares of such series shall be canceled and retired and returned to shares of undesignated Preferred Stock which the Corporation shall be authorized to issue subject to the terms herein.

     9. AMENDMENTS AND WAIVERS. Except as set forth herein, any amendment, waiver or action required or permitted under this Article V with respect to the Preferred Stock shall become effective and binding upon all holders of Preferred Stock if the same is approved by the vote or written consent of the holders of a majority of the Preferred Stock then outstanding; provided, however, that no amendment may be made to Article V Section 5 without the consent of the requisite holders of Preferred Stock as set forth therein.

                                   ARTICLE VI

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the General Corporation Law. No amendment to the General Corporation Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                  ARTICLE VII

     The Corporation shall indemnity any current or former director or officer or related person or agent (an "Indemnified Person") of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, related person or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee, related person or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, at its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article VII and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article VII. This Article VII shall not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.

                                  ARTICLE VIII

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders or unless the Bylaws of the corporation shall so provide.

                                   ARTICLE IX

     The management of the business and conduct of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be no less than one (1) and, subject to
Article V, Section 4, no more than seven (7), as shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                                   ARTICLE X

     In furtherance and not in limitation of the powers conferred by statute, t he Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XI

     Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Stephen G. Waldis, its President and Chief Executive Officer, on November __, 2000.

                                        SYNCHRONOSS TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name: Stephen G. Waldis
                                        Title: President and Chief Executive
                                               Officer

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SYNCHRONOSS TECHNOLOGIES, INC.

     Synchronoss Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Synchronoss Technologies, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law on September 19, 2001 under the name Synchronoss Technologies, Inc.

     SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendment. The proposed amendment is to replace the first two paragraphs of Article V of the Restated Certificate in their entirety with the following:

                                   "ARTICLE V

          "This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that the Corporation shall have authority to issue is 45,103,449 shares, consisting solely of 30,000,000 shares of Common Stock, $0.0001 par value per share, and 15,103,449 shares of Preferred Stock, $0.0001 par value per share.

          2,000,000 shares of Preferred Stock are hereby designated as "Series 1 Preferred Stock" (the "Series 1 Preferred Stock") and 13,103,449 shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred Stock")."

     THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Synchronoss Technologies, Inc., has caused this Certificate of Amendment to be signed by its Secretary as of April 2, 2001.


                                        ----------------------------------------
                                        Marc F. Dupre, Secretary